================================================================================
                                  NEWS RELEASE
================================================================================

Release Date:   Friday, October 23, 2009

Release Time:   Immediate

Contact:        Eric E. Stickels, Executive Vice President & CFO

Phone:          (315) 366-3702

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Oneida Financial Corp. Reports 2009 Third Quarter Operating Results (unaudited)

      Oneida, NY, October 23, 2009 - Oneida Financial Corp. (NASDAQ: ONFC), the parent company of The Oneida Savings Bank, has announced third quarter operating results. Net income for the three months ending September 30, 2009 was $696,000, or $0.09 diluted earnings per share compared to a net loss of $4.4 million for the three months ended September 30, 2008. Net income for the nine months ended September 30, 2009 was $2.9 million or $0.37 basic earnings per share, as compared with a net loss $3.3 million for the same period in 2008. The 2008 periods were negatively affected by the significant decline in carrying value of Federal Home Loan Mortgage Corporation ("Freddie Mac") perpetual preferred stock following the announcement by the United States Treasury and the Federal Housing Finance Agency ("the FHFA") that the government sponsored enterprise was placed under conservatorship during September 2008.

      Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, "Oneida Financial Corp., as a banking and financial service company, is in the business of managing risks. The risk most closely associated with banking is credit risk and through our practices of conservative lending and underwriting we consistently maintain high asset quality." Kallet continued, "Interest rate risk also continues to be well managed as our Company demonstrates an ability to increase our net interest margin despite the current low interest rate environment." Kallet states, "Market risk and the uncertain economic times our country and our industry have been experiencing are managed through a diversified business model. Our insurance and financial services subsidiaries, Bailey Haskell & LaLonde, and Benefit Consulting Group, Inc. continue to report a record level of revenue while the traditional banking services of Oneida Savings Bank have seen record levels of mortgage originations and deposits." Kallet concluded, "As Oneida Financial Corp. continues to grow, we will maintain sufficient capital to absorb the impact of this economic cycle and to actively manage the risks we can control and be vigilant of those we cannot."

      Key items for the quarter include:

      o The Bank is well capitalized at September 30, 2009, with a Tier 1 leverage ratio of 7.03 percent and a total risk-based capital ratio of 10.30 percent. The Company's average equity ratio as a percent of average assets was 9.85 percent compared to 9.84 percent at June 30, 2009.

      o Net interest income was $4.4 million for the three months ended September 30, 2009 compared to $3.9 million for the same period in 2008. Net interest margin was 3.73 percent for the third quarter of 2009 compared to 3.37 percent for the third quarter of 2008.

      o Noninterest income was $4.8 million for the three months ended September 30, 2009 as compared with $4.5 million for the three months ended September 30, 2008. This increase is primarily the result of $3.5 million in revenue derived from the Company's insurance and other non-banking operations which represented an increase of $361,000 from the same period in 2008.

      o Non-cash increase in the fair value recognized on trading securities was $739,000 for the three months ended September 30, 2009 compared to a non-cash decrease of $6.4 million for the same period in 2008 and further compared to a non-cash increase of $1.0 million for the linked quarter ended June 30, 2009.

      o Noninterest expense increased to $8.0 million for the third quarter of 2009 as compared to $7.0 million for the same period in 2008. This increase was significantly impacted by the premiums assessed by the Federal Deposit Insurance Corporation ("FDIC") to all FDIC-insured banks resulting in a $206,000 increase in the Bank's FDIC insurance expense compared with the year-ago quarter and an increase in compensation and employee benefits expense.

      o Residential real estate loan originations totaled $15.6 million during the third quarter of 2009.

      o Deposits increased $39.3 million to $479.0 million at September 30, 2009 from one year prior.

      o Total borrowings outstanding decreased 40.3 percent to $31.0 million at September 30, 2009 from $51.9 million at September 30, 2008.

Net Interest Income and Margin

Third quarter 2009 compared with third quarter 2008

Net interest income was $4.4 million for the third quarter of fiscal 2009, a $518,000 increase from the same quarter of fiscal 2008. The net interest margin was 3.73 percent for the third quarter of fiscal 2009, compared to 3.37 percent for same period a year ago. The year-over-year change reflects the impact of the reduction in market interest rates and the reduction of 200 basis points in the federal funds target rate. As a result, the yield on interest-earning assets has decreased 48 basis points to 5.23 percent despite an increase in average interest-earning assets of $10.3 million. For the same period, the cost of interest-bearing deposits decreased 82 basis points to 1.40 percent while average interest-bearing deposits increased $33.1 million. The Company executed on its planned repayment of Federal Home Loan Bank borrowing positions at an average cost of 4.23 percent upon the maturity of the advances resulting in a decrease of $21.4 million in borrowings outstanding. The average cost of interest-bearing liabilities decreased 90 basis points to 1.63 percent for the third quarter of 2009 as compared to the same quarter in 2008.

Third quarter 2009 compared with linked quarter ended June 30, 2009

Net interest income for the quarter ended September 30, 2009, increased $151,000 from the quarter ended June 30, 2009. The net interest margin increased 7 basis points from 3.66 percent for the same period. The yield on interest-earning assets has decreased 8 basis points from 5.31 percent for the quarter ended June 30, 2009 while the cost of interest-bearing liabilities decreased 17 basis points from 1.80 percent during the second quarter of 2009.

Year-to-date comparison 2009 to 2008

On a fiscal year-to-date basis, net interest income increased $1.3 million for the nine-month period ended September 30, 2009, as compared to the same period in 2008, with the net interest margin increasing 29 basis points from 3.36 percent to 3.65 percent.

Provision for loan losses

Third quarter 2009 compared with third quarter 2008

During the third quarter of 2009 the Company made a $400,000 provision for loan losses as compared with $125,000 during the 2008 period. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. During the current quarter the Company identified an impaired unsecured commercial loan and established a specific reserve for the loan. To date the borrower of the impaired loan has made all payments as agreed. The Company continues to report an overall low level of net loan charge-offs and non-performing assets as compared to its peers. The ratio of the loan loss allowance to loans receivable is 0.97 percent at September 30, 2009 compared with a ratio of 0.83 percent at September 30, 2008.

Third quarter 2009 compared with linked quarter ended June 30, 2009

Provision for loan losses increased by $240,000 during the third quarter of 2009 as compared with the linked prior quarter. The increase is primarily due to the specific reserve established in the third quarter for an impaired commercial loan.

Year-to-date comparison 2009 to 2008

Provision for loan losses have totaled $560,000 for the nine months ended September 30, 2009 as compared with $275,000 in the same period of 2008.

Noninterest Income

Third quarter 2009 compared with third quarter 2008

Noninterest income totaled $4.8 million for the third quarter of 2009, an increase of $326,000 from $4.5 million in the third quarter of 2008. The increase was due to an increase of $361,000 in commissions and fees on the sales of non-bank products through the Company's insurance and financial service subsidiaries. The increase also was due to an increase in loan sale and servicing income totaling $202,000 in the third quarter of 2009 as compared with $113,000 in loan sale and servicing revenue in the third quarter of 2008. The Bank has been selling current conforming fixed-rate residential mortgage loan originations on a retained servicing basis in the secondary market to control interest rate risk. Service charges on deposit accounts decreased $83,000 in the third quarter of 2009 as compared with the same quarter in 2008 due in part to the higher account balances currently on deposit.

Third quarter 2009 compared with linked quarter ended June 30, 2009

Noninterest income decreased $207,000 from $5.0 million on a linked-quarter basis, due to a decrease in commissions and fees on the sales of non-bank products in the third quarter of 2009.

Year-to-date comparison 2009 to 2008

Noninterest income increased $1.8 million to $15.4 million for the nine months ended September 30, 2009 compared to the same period in 2008. Increases were driven primarily by the increased level of revenue derived from the Company's insurance and financial services subsidiaries. The non-banking operations recorded $11.6 million in commissions and fees during the nine months ended September 30, 2009 as compared with $10.1 million during the same period of 2008. Also contributing to the increase was $788,000 in revenue derived from the sale and servicing of fixed-rate residential real estate loans in 2009 to date as compared with $358,000 through the nine months ending September 30, 2008.

Net Investment Gains/(Losses)

Third quarter 2009 compared with third quarter 2008

Net investment losses of $658,000 were recorded in the third quarter of 2009 compared with net investment losses of $826,000 in the same period of 2008. During the third quarter of 2009 four trust preferred securities were determined to be other-than-temporarily-impaired. The Company recorded a non-cash charge of $956,000 representing the credit impairment of these securities. The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. Partially offsetting the non-cash impairment charge were investment gains resulting from the Company's decision to realize a portion of the appreciation in its mortgage-backed securities portfolio, monetizing other comprehensive income and reducing prepayment risk during the third quarter of 2009. These factors resulted in net gains realized of $298,000.

Third quarter 2009 compared with linked quarter ended June 30, 2009

During the linked quarter ended June 30, 2009 the Company realized net investment losses of $454,000 as the Company recorded a non-cash charge representing the credit impairment on two trust preferred securities owned by the Company.

Year-to-date comparison 2009 to 2008

For the nine month period ended September 30, 2009 net investment losses of $874,000 compares with net investment losses of $808,000 for the same period in 2008.

Change in the Fair Value of Investments

Third quarter 2009 compared with third quarter 2008

Oneida Financial Corp. has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended September 30, 2009 the market value of the Bank's trading securities increased $739,000 as compared with a decrease of $6.4 million in the 2008 period. The 2008 periods were negatively impacted by the significant decline in value of Federal Home Loan Mortgage Corporation ("Freddie Mac") perpetual preferred stock following the announcement by the United States Treasury and the Federal Housing Finance Agency ("the FHFA") that the government sponsored enterprise was placed under conservatorship during September 2008.

Third quarter 2009 compared with linked quarter ended June 30, 2009

During the linked quarter ended June 30, 2009 the Company recorded a non-cash income of $998,000 reflecting the increase in market value of the Bank's trading securities at the end of the second quarter of 2009.

Year-to-date comparison 2009 to 2008

For the nine month period ended September 30, 2009 a positive net fair value adjustment of $1.3 million reflects the increase in market value of the Bank's trading securities at September 30, 2009 from the most recent year end. This compares with a net decrease in the fair value for the same 2008 period of $7.0 million. The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities.

      Reported Results

      (including non-cash gains and losses recognized under ASC 320) (All amounts in thousands except net income per diluted share)

                                              Year to Date Year to Date
                                                Sept 30,     Sept 30,
                                                  2009         2008
                                               ------------------------
         Net interest income                   $  12,792    $  11,514
         Provision for loan losses                   560          275
         Investment losses                          (874)        (808)
         Change in fair value of investments       1,308       (7,035)
         Non-interest income                      15,351       13,567
         Non-interest expense                     24,098       21,536
         Income tax provision (benefit)            1,040       (1,220)
         Net income (loss)                     $   2,879    $  (3,353)
         Net income (loss) per
             diluted share                     $    0.37    $   (0.43)

      Operating Results / Non-GAAP

      (excluding non-cash gains and losses recognized under ASC 320) (All amounts in thousands except net income per diluted share)


                                              Year to Date Year to Date
                                                Sept 30,     Sept 30,
                                                  2009         2008
                                               ------------------------
         Net interest income                   $  12,792    $  11,514
         Provision for loan losses                   560          275
         Investment losses                          (874)        (808)
         Non-interest income                      15,351       13,567
         Non-interest expense                     24,098       21,536
         Income tax provision                        692          657
         Net income                            $   1,919    $   1,805
         Net income per
             diluted share                     $    0.25    $    0.23

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Noninterest Expense

Third quarter 2009 compared with third quarter 2008

Noninterest expense was $8.0 million for the three months ended September 30, 2009 as compared with $7.0 million during the same period of 2008. The increase in noninterest expense was primarily due to increased FDIC assessments of $206,000. The increased volume of residential mortgage originations and the increase in sales of insurance and other non-banking products through our subsidiaries resulted in an increase in compensation and employee benefit expense during the third quarter of 2009 as compared with 2008 contributing to the increase in noninterest expense.

Third quarter fiscal 2009 compared with linked quarter ended June 30, 2009 Noninterest expense decreased $218,000 in the third quarter of 2009 as compared with the prior quarter primarily due to costs incurred due to higher FDIC deposit insurance premiums including $268,000 for the special assessment based upon 5 basis points on total assets less Tier 1 capital recognized in the quarter ended June 30, 2009.

Year-to-date comparison fiscal 2009 to fiscal 2008

Noninterest expense increased by $2.6 million over the same period in 2008, primarily in the areas of compensation and benefits and the increase in FDIC insurance premiums during the year that has added $837,000 to the Company's noninterest expense during 2009. The FDIC approved a new insurance fee assessment plan on May 22, 2009, which imposed a special assessment on insured banks of 5 basis points of total assets, in addition to regular insurance premiums.

Income Taxes

The Company's effective tax rate was 24.8 percent for the third quarter of 2009 as compared with a 26.7 percent tax benefit for the third quarter of fiscal 2008. For the linked quarter ended June 30, 2009, the Company's effective tax rate was 27.1 percent.

Key Balance Sheet Changes at September 30, 2009

      o Net loans receivable totaled $295.4 million at September 30, 2009 compared to $292.8 million at June 30, 2009 and $298.7 million one year ago at September 30, 2008. Net loan balances increased by $2.6 million in the third quarter of 2009 as compared with June 30, 2009. Residential loans declined $887,000, from June 30, 2009 as the Company continued to sell $11.3 million in residential fixed rate conforming loan originations into the secondary market and has sold $52.7 million in fixed rate residential loans in the past twelve months. While loan demand is softer than a year ago due to the economic slowdown, consumer loan originations were $8.6 million and commercial loan originations were $10.0 million during the quarter.

      o Investment and mortgage-backed securities increased $11.2 million to $164.2 million as compared with June 30, 2009 and have increased $26.0 million as compared with September 30, 2008. The increase in investment and mortgage-backed securities is primarily the result of the increase in collateral for municipal deposit accounts and a decrease in loans receivable partially offset by a decrease in borrowings. The Company repaid maturing Federal Home Loan advances with proceeds from investment security maturities, calls and other cash flows. Borrowings outstanding were $31.0 million at September 30, 2009, a decrease of $1.0 million from June 30, 2009 and a decrease of $20.9 million from September 30, 2008.

      o Deposit accounts were at the record level of $479.0 million at September 30, 2009, up $18.5 million over the linked quarter and increasing $39.3 million from September 30, 2008. The increase has been primarily a result of an increase of $27.9 million in municipal deposits over the past twelve months.

About Oneida Financial Corp.

The Company's wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde

Agency, an insurance and financial services company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management. Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company's web site at www.oneidabank.com.
------------------

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

      All financial information provided at and for the quarter ended September 30, 2009 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

                                                  At             At            At             At            At
Selected Financial Data                         Sep 30,        Jun 30,       Mar 31,        Dec 31,       Sep 30,
(in thousands except per share data)             2009           2009          2009           2008          2008
                                              -----------    -----------   -----------    -----------   -----------
                                              (unaudited)    (unaudited)   (unaudited)     (audited)    (unaudited)
Total Assets                                   $574,126        $557,513      $549,246      $540,130      $549,905
Loans receivable, net                           295,384         292,814       295,860       302,492       298,703
Mortgage-backed securities                       75,605          76,257        78,821        74,330        75,562
Investment securities                            88,608          76,716        57,972        60,433        62,650
Trading securities                                7,220           6,491         5,503         5,941         6,591
Goodwill and other intangibles                   24,929          25,045        25,076        25,063        25,196
Interest bearing deposits                       417,401         398,339       386,889       364,911       373,781
Non-interest bearing deposits                    61,574          62,186        58,650        60,787        65,896
Borrowings                                       31,000          32,000        44,000        52,825        51,900
Total Equity                                     57,133          55,620        52,971        54,829        53,249

Book value per share
   (end of period)                             $   7.01        $   6.82      $   6.81      $   6.75      $   6.56
Tangible value per share
   (end of period)                             $   3.81        $   3.60      $   3.60      $   3.51      $   3.30

Selected Financial Ratios
Non-Performing Assets to
    Total Assets (end of period)                   0.40%           0.19%         0.10%         0.09%         0.11%
Allowance for Loan Losses to
    Loans Receivable, net                          0.97%           0.90%         0.86%         0.87%         0.83%
Average Equity to Average Assets                   9.85%           9.84%        10.12%        10.29%        10.60%

Regulatory Capital Ratios
Total Capital
    to Risk Weighted Assets                       10.30%          10.16%        10.35%        10.21%        10.01%
Tier 1 Capital
    to Risk Weighted Assets                        9.58%           9.49%         9.66%         9.49%         9.32%
Tier 1 Capital
    to Average Assets                              7.03%           6.95%         6.86%         6.64%         6.30%


                                          Quarter Ended             Year to Date
Selected Operating Data                Sep 30,      Sep 30,     Sep 30,      Sep 30,
(in thousands except per share data)    2009         2008         2009        2008
                                      -----------------------------------------------
                                     (unaudited) (unaudited)  (unaudited)  (unaudited)
Interest income:
   Interest and fees on loans         $  4,418     $  4,634     $ 13,309     $ 13,857
   Interest and dividends
      on investments                     1,809        1,998        5,349        6,078
   Interest on fed funds                     7           19           32          160
                                      -----------------------------------------------
                                         6,234        6,651       18,690       20,095
Interest expense:
   Interest on deposits                  1,425        2,081        4,567        6,623
   Interest on borrowings                  367          646        1,331        1,958
                                      -----------------------------------------------
      Total interest expense             1,792        2,727        5,898        8,581
                                      -----------------------------------------------
Net interest income
                                         4,442        3,924       12,792       11,514
   Provision for loan losses               400          125          560          275
                                      -----------------------------------------------
Net interest income after
     provision for loan losses           4,042        3,799       12,232       11,239
                                      -----------------------------------------------

Net investment (losses) gains             (658)        (826)        (874)        (808)
                                      -----------------------------------------------
Change in fair value of investments        739       (6,436)       1,308       (7,035)
                                      -----------------------------------------------
Non-interest income:
   Service charges on deposit accts        645          728        1,906        2,046
   Commissions and fees on sales
       of non-banking products           3,539        3,178       11,594       10,050
   Other revenue from operations           610          562        1,851        1,471
                                      -----------------------------------------------
      Total non-interest income
                                         4,794        4,468       15,351       13,567
Non-interest expense
   Salaries and employee benefits        5,107        4,361       15,088       13,656
   Equipment and net occupancy           1,145        1,237        3,551        3,520
   Intangible amortization                 116          134          354          408
   Other costs of operations             1,623        1,315        5,105        3,952
                                      -----------------------------------------------
      Total non-interest expense         7,991        7,047       24,098       21,536
                                      -----------------------------------------------
Income (loss) before income taxes          926       (6,042)       3,919       (4,573)
Income tax provision (benefit)             230       (1,614)       1,040       (1,220)
                                      -----------------------------------------------

Net income (loss)                     $    696     $ (4,428)    $  2,879     $ (3,353)
                                      ===============================================
Net income (loss) per common
   share ( EPS - Basic)               $   0.09     ($  0.57)    $   0.37     ($  0.43)
Net income (loss) per common
   share ( EPS - Diluted)             $   0.09     ($  0.57)    $   0.37     ($  0.43)
Cash Dividends Paid                   $   0.24     $   0.24     $   0.48     $   0.48

Return on Average Assets                  0.49%      -3.20%         0.69%      -0.82%
Return on Average Equity                  5.00%     -32.21%         7.01%      -7.75%
Return on Average Tangible Equity         9.07%     -59.71%        12.92%     -13.83%
Net Interest Margin                       3.73%        3.37%        3.65%        3.36%


                                        Third         Second          First          Fourth         Third
Selected Operating Data                Quarter        Quarter        Quarter         Quarter       Quarter
(in thousands except per share data)     2009          2009           2009            2008          2008
                                      ----------------------------------------------------------------------
                                     (unaudited)    (unaudited)    (unaudited)    (unaudited)    (unaudited)
Interest income:
   Interest and fees on loans         $    4,418     $    4,411     $    4,481     $    4,678     $    4,634
   Interest and dividends
      on investments                       1,809          1,803          1,737          1,952          1,998
   Interest on fed funds                       7             11             14              9             19
                                      ----------------------------------------------------------------------
      Total interest income                6,234          6,225          6,232          6,639          6,651
Interest expense:
   Interest on deposits                    1,425          1,526          1,617          1,892          2,081
   Interest on borrowings                    367            408            556            608            646
                                      ----------------------------------------------------------------------
      Total interest expense               1,792          1,934          2,173          2,500          2,727
                                      ----------------------------------------------------------------------
Net interest income                        4,442          4,291          4,059          4,139          3,924
   Provision for loan losses                 400            160             --            250            125
                                      ----------------------------------------------------------------------
Net interest income after
     provision for loan losses             4,042          4,131          4,059          3,889          3,799
                                      ----------------------------------------------------------------------
Net investment gains (losses)               (658)          (454)           238           (151)          (826)
                                      ----------------------------------------------------------------------
Change in fair value of investments          739            998           (429)          (640)        (6,436)
                                      ----------------------------------------------------------------------
Non-interest income:
   Service charges on deposit accts          645            614            648            729            728
   Commissions and fees on sales
       of non-banking products             3,539          3,906          4,149          3,568          3,178
   Other revenue from operations             610            481            759            454            562
                                      ----------------------------------------------------------------------
      Total non-interest income            4,794          5,001          5,556          4,751          4,468
Non-interest expense
   Salaries and employee benefits          5,107          4,994          4,987          4,472          4,361
   Equipment and net occupancy             1,145          1,178          1,229          1,219          1,237
   Intangible amortization                   116            116            123            133            134
   Other costs of operations               1,623          1,921          1,559          1,352          1,315
                                      ----------------------------------------------------------------------
      Total non-interest expense           7,991          8,209          7,898          7,176          7,047
                                      ----------------------------------------------------------------------
Income (loss) before income taxes
                                             926          1,467          1,526            673         (6,042)
Income tax provision (benefit)               230            398            412         (1,003)        (1,614)
                                      ----------------------------------------------------------------------
Net income (loss)                     $      696     $    1,069     $    1,114     $    1,676     $   (4,428)
                                      ======================================================================

Net income (loss) per common
   share ( EPS - Basic )              $     0.09     $     0.14     $     0.14     $     0.22     ($    0.57)
Net income (loss) per common
   share ( EPS - Diluted)             $     0.09     $     0.14     $     0.14     $     0.22     ($    0.57)
Cash Dividends Paid                   $     0.24     $     0.00     $     0.24     $     0.00     $     0.24

Return on Average Assets                    0.49%          0.77%          0.82%          1.23%        -3.20%
Return on Average Equity                    5.00%          8.03%          8.07%         12.50%       -32.21%
Return on Average Tangible Equity           9.07%         15.15%         14.76%         23.11%       -59.71%
Net Interest Margin                         3.73%          3.66%          3.56%          3.63%         3.37%
